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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 7, 2001 (except for the matter discussed in Note 12(b) to the financial statements, as to which the date is March 2, 2001) and to all references to our Firm included in or made a part of this Registration Statement.

                                        /s/ ARTHUR ANDERSEN LLP
                                        ----------------------------------
Boston, Massachusetts
July 12, 2001